As filed with the Securities and Exchange Commission on February 26, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALCOA INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	25-0317820
(State of Incorporation)	(I.R.S. Employer Identification No.)

390 Park Avenue

New York, New York 10022-4608

(Address of principal executive offices, including zip code)

RTI INTERNATIONAL METALS, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN

RTI BARGAINING UNIT EMPLOYEE SAVINGS AND INVESTMENT PLAN

RTI EMPLOYEE SAVINGS & INVESTMENT PLAN

(Full Title of the Plans)

Audrey Strauss

Executive Vice President, Chief Legal Officer and Secretary

390 Park Avenue

New York, New York 10022-4608

(212) 836-2731

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Alcoa Inc. common stock, $1.00 par value	900,000 shares	$7.97	$7,173,000	$722.32

(1)	Pursuant to Rule 416(a), this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

The number of shares of common stock of Alcoa Inc. (“Alcoa”), par value $1.00 per share (“Common Stock”), to be registered is to be allocated as follows: 25,000 shares to the RTI International Metals, Inc. Employee Savings and Investment Plan, 600,000 to the RTI Bargaining Unit Employee Savings and Investment Plan and 275,000 shares to the RTI Employee Savings & Investment Plan.

(2)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of shares of the Common Stock reported on the New York Stock Exchange on February 19, 2016.

The contents of the earlier Registration Statement on Form S-8 filed by Alcoa with the Securities and Exchange Commission on July 23, 2015 (File No. 333-205829) (the “Earlier Registration Statement”), relating to the RTI International Metals, Inc. Employee Savings and Investment Plan, the RTI Bargaining Unit Employee Savings and Investment Plan and the RTI Employee Savings & Investment Plan (the “Plans”), are incorporated by reference in this Registration Statement. This incorporation is made under General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

This Registration Statement is being filed to register an additional 900,000 shares of Common Stock for offer and sale under the RTI International Metals, Inc. Employee Savings and Investment Plan, the RTI Bargaining Unit Employee Savings and Investment Plan and the RTI Employee Savings & Investment Plan, of which 25,000 shares, 600,000 shares and 275,000 shares, respectively, are being allocated to such plans.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Securities and Exchange Commission (“SEC”) allows Alcoa to “incorporate by reference” in this Registration Statement the information in the documents that it files with the SEC, which means that Alcoa can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Registration Statement, and information in documents that Alcoa or the Plans file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this Registration Statement. Alcoa incorporates by reference in this Registration Statement the documents listed below and any future filings that it or the Plans may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities that may be offered by this Registration Statement are sold, except that Alcoa is not incorporating by reference any information that is deemed to have been furnished and not filed in accordance with SEC rules.

•	Alcoa’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	Alcoa’s Current Reports on Forms 8-K and 8-K/A filed on January 14, 2016, February 1, 2016 (two filings), February 4, 2016 and February 23, 2016 (in each case, except to the extent furnished but not filed); and

•	The description of Alcoa’s Common Stock contained in Alcoa’s Registration Statement on Form S-3 (File No. 333-197371), initially filed July 11, 2014, as amended by Amendment No. 1 on Form S-3/A on July 25, 2014.

Alcoa will furnish without charge to you, upon written or oral request, a copy of any or all of the documents described above, except for exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. Requests for copies should be addressed to:

Alcoa Inc.

Attention: Investor Relations

390 Park Avenue

New York, New York 10022-4608

Telephone: (212) 836-2674

Item 6.	Indemnification of Directors and Officers

Alcoa has purchased a directors and officers liability insurance policy with an aggregate limit of $500 million for liability of directors and officers. The insurance also includes within that limit $250 million of coverage, subject to a deductible, for reimbursement to Alcoa for indemnification provided to directors and officers. The policy has an expiration date of October 1, 2016 and provides liability insurance and reimbursement coverage for Alcoa, and its directors and officers that is permitted by the laws of Pennsylvania.

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 6.01 of Regulation S-K).

Exhibit Number	Description

4(a)	Articles of Incorporation of Alcoa, as amended September 22, 2014 (incorporated by reference to Exhibit 3(a) to Alcoa’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014).

4(b)	By-Laws of Alcoa, as amended effective February 5, 2016 (incorporated by reference to Exhibit 3 to Alcoa’s Current Report on Form 8-K filed February 4, 2016).

4(c)	RTI International Metals, Inc. Employee Savings and Investment Plan.

4(d)	RTI Bargaining Unit Employee Savings and Investment Plan.

4(e)	RTI Employee Savings & Investment Plan.

5	Opinion of Thomas F. Seligson, Counsel of Alcoa.

23(a)	Consent of PricewaterhouseCoopers LLP.

23(b)	Consent of Counsel (included as part of Exhibit 5).

24	Power of Attorney of certain directors of Alcoa (incorporated by reference to Exhibit 24 to Alcoa’s Annual Report on Form 10-K for the year ended December 31, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, the Commonwealth of Pennsylvania, on this 26th day of February 2016.

ALCOA INC. (Registrant)

By	/S/ ROBERT S. COLLINS
Robert S. Collins Vice President and Controller (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ KLAUS KLEINFELD Klaus Kleinfeld	Chairman and Chief Executive Officer; Director (Principal Executive Officer)	February 26, 2016

/S/ WILLIAM F. OPLINGER William F. Oplinger	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 26, 2016

/S/ ROBERT S. COLLINS Robert S. Collins	Vice President and Controller (Principal Accounting Officer)	February 26, 2016

Arthur D. Collins, Jr., Kathryn S. Fuller, Sean O. Mahoney, Michael G. Morris, E. Stanley O’Neal, James W. Owens, John C. Plant, L. Rafael Reif, Carol L. Roberts, Patricia F. Russo, Ulrich R. Schmidt, Sir Martin Sorrell, Ratan N. Tata and Ernesto Zedillo, each as a Director, on February 26, 2016, by Robert S. Collins, their attorney-in-fact.

/S/ ROBERT S. COLLINS
Robert S. Collins Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description

4(a)	Articles of Incorporation of Alcoa, as amended September 22, 2014 (incorporated by reference to Exhibit 3(a) to Alcoa’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014).

4(b)	By-Laws of Alcoa, as amended effective February 5, 2016 (incorporated by reference to Exhibit 3 to Alcoa’s Current Report on Form 8-K filed February 4, 2016).

4(c)	RTI International Metals, Inc. Employee Savings and Investment Plan.

4(d)	RTI Bargaining Unit Employee Savings and Investment Plan.

4(e)	RTI Employee Savings & Investment Plan.

5	Opinion of Thomas F. Seligson, Counsel of Alcoa.

23(a)	Consent of PricewaterhouseCoopers LLP.

23(b)	Consent of Counsel (included as part of Exhibit 5).

24	Power of Attorney of certain directors of Alcoa (incorporated by reference to Exhibit 24 to Alcoa’s Annual Report on Form 10-K for the year ended December 31, 2015).